UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

RPX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35146	26-2990113
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Market Plaza
Suite 800
San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(866) 779-7641
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)	On June 19, 2012, RPX Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).

(b)
At the Annual Meeting, stockholders voted on the following four proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2012 (the “Proxy Statement”).

Proposal 1.	Election of Directors

The Company’s stockholders elected the three nominees listed below to serve as Class I directors to serve for a term of three years expiring at the 2015 annual meeting of stockholders, or until their successors are elected.  The votes regarding this proposal were as follows:

Director	For	Withheld	Broker Non-Votes
Izhar Armony	42,689,373	2,293,703	2,290,965
Randy Komisar	43,797,217	1,185,859	2,290,965
Giuseppe Zocco	44,031,832	951,244	2,290,965

Proposal 2.	Ratification of Selection of Independent Auditors

The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
47,232,698	37,841	3,502	0

Proposal 3.	Advisory Non-Binding Resolution Regarding Executive Compensation

The Company’s stockholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
43,938,127	1,040,948	4,001	2,290,965

Proposal 4.	Advisory Non-Binding Resolution Regarding the Frequency of Future Advisory Non-Binding Votes on Executive Compensation

The Company’s stockholders approved, on an advisory, non-binding basis, a frequency of every three years for future stockholder advisory votes on the compensation of the Company’s named executive officers.  The votes regarding this proposal were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
11,121,066	34,651	33,824,974	2,385	2,290,965

In accordance with the recommendation of the Company’s Board of Directors as set forth in the Proxy Statement and based on the voting results for this proposal, the Company intends to hold a stockholder advisory vote on executive compensation every three years, until the next advisory vote on this matter is held.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPX Corporation

By:	/s/ Martin E. Roberts
Martin E. Roberts
General Counsel

Dated:  June 22, 2012